UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019
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CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2019, the Board of Directors of Clearwater Paper Corporation (the “Company”) appointed Robert G. Hrivnak as the Company’s Senior Vice President, Finance and Chief Financial Officer, effective April 8, 2019.  Mr. Hrivnak replaces John D. Hertz in that capacity.  Mr. Hertz’s departure is effective March 21, 2019.

The Company and Mr. Hrivnak entered into an employment offer letter providing for, among other things, an annual base salary of $425,000 per year and a signing bonus of $100,000 to be paid after 30 days of continuous employment.  His 2019 target cash bonus under the Company’s annual incentive award plan will be 65% of his base salary. Upon his joining the Company, Mr. Hrivnak will receive 4,403 restricted stock units (“RSUs”), which will vest ratably over three years beginning on the first anniversary of the initiation of his employment. He will also receive a Performance Share award under the Company’s long-term incentive award plan for the 2019-2021 period of 10,272 shares, which will be settled in shares of Company stock ranging from zero to two times the initial stock award depending on the Company’s performance against free cash flow, return on invested capital and relative total stockholder return targets previously established by the Compensation Committee of the Board of Directors for annual long-term incentive awards for 2019.

Mr. Hrivnak will participate in the Company’s existing Executive Severance Plan and Change of Control Plan for executive employees (as described in the Company’s most recent proxy statement).

Mr. Hrivnak has more than three decades of experience overseeing corporate controls, auditing, accounting and finance functions. Prior to joining Clearwater Paper, Mr. Hrivnak, age 58, was the Chief Accounting Executive -Vice President and Corporate Controller, of Itron, Inc. a position he has held since October 2014. Prior to joining Itron, Inc., Mr. Hrivnak worked for Education Management Corp., from October 2013 to October 2014 as Vice President, Chief Accounting Officer and Chief Tax Officer. Mr. Hrivnak received his Bachelor of Science in Accounting from The Ohio State University and his MBA from the University of Wisconsin.

There are no arrangements or understandings between Mr. Hrivnak and any person other than the Company pursuant to which he was appointed as Senior Vice President, Finance and Chief Financial Officer. There is no family relationship between Mr. Hrivnak and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Hrivnak has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Hrivnak is furnished with this report as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

99.1	Press release issued by Clearwater Paper Corporation, dated March 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 21, 2019

CLEARWATER PAPER CORPORATION

		By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

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